Exhibit 99.1

CONTACT:
Ian Halifax	Anne Marie McCauley
Wind River	Wind River
Chief Financial Officer	Vice President, Investor Relations
+1.510.749.2155	+1.510.749.2551
ian.halifax@windriver.com	annemarie.mccauley@windriver.com

FOR IMMEDIATE RELEASE

Wind River Reports Fourth Quarter and Fiscal Year 2009 Results

Financial Highlights for the Fiscal Year 2009:

•	Reported revenues increased 9 percent year-over-year to $359.8 million

•	GAAP net income per share of $0.13

•	Non-GAAP net income per share of $0.58, an increase of 76 percent year-over-year

Financial Highlights for the Fourth Quarter of Fiscal Year 2009:

•	Reported revenues increased 5 percent year-over-year to $88.4 million

•	GAAP net loss per share of $(0.06), including $0.14 due to a goodwill impairment charge

•	Non-GAAP net income per share of $0.17, an increase of 89 percent year-over-year

ALAMEDA, Calif., March 5, 2009— Wind River Systems, Inc. (NASDAQ: WIND), the global leader in Device Software Optimization (DSO), today reported results for the fourth quarter and fiscal year 2009, ended January 31, 2009. Revenues for the fourth quarter of fiscal 2009 were $88.4 million, compared with $84.3 million reported in the fourth quarter of fiscal 2008, an increase of 5 percent.

GAAP Results: Net loss for the fourth quarter of fiscal 2009 was $(4.4) million, including a goodwill impairment charge of $12.2 million, compared to a net loss of $(2.0) million in the fourth quarter a year ago. Net loss per diluted share for the quarter was $(0.06), compared to a net loss per diluted share of $(0.02) in the fourth quarter a year ago.

Non-GAAP Results: Non-GAAP net income for the fourth quarter of fiscal 2009 was $13.6 million, compared to non-GAAP net income of $8.1 million in the fourth quarter a year ago, an increase of 68 percent. Non-GAAP net income per diluted share for the quarter was $0.17, compared to $0.09 in the fourth quarter a year ago, an increase of 89 percent. A detailed reconciliation of GAAP to non-GAAP results is provided at the end of this release.

For fiscal year 2009, revenues were $359.8 million, compared to $328.6 million reported in fiscal year 2008, an increase of 9 percent. Net income for fiscal year 2009 was $10.8 million, compared to a net loss of $2.4 million in fiscal year 2008. Net income per diluted share for the year was $0.13, compared to a net loss per diluted share of $(0.03) in fiscal year 2008. Non-GAAP net income for fiscal year 2009 was $46.9 million, compared to non-GAAP net income of $28.9 million in fiscal year 2008. Non-GAAP net income per diluted share for fiscal year 2009 was $0.58, compared to $0.33 for fiscal year 2008, an increase of 76 percent.

Deferred revenues as of January 31, 2009 were $131.9 million, compared to $134.5 million as of January 31, 2008, a decrease of 2 percent and an increase of 5 percent compared to $125.8 million as of October 31, 2008. Cash, cash equivalents and investments totaled $169.1 million as of January 31, 2009. Cash flows from operations for the fourth quarter of fiscal 2009 were $9.2 million.

Cash flows from operations for fiscal year 2009 were $53.8 million. During fiscal year 2009, Wind River repurchased 13.0 million shares for a total amount of $105.3 million.

“Our fourth quarter performance capped a year of solid execution and growth in a tough economic environment. We are unwavering in our focus on growth and profitability,” said Ken Klein, chairman, president and chief executive officer of Wind River. “With our market leadership, robust product portfolio and strategic alliance partners, we are well positioned to help customers across diverse vertical markets deliver high performing, quality devices at lower costs and accelerated time to market schedules.”

Financial Outlook

For the full fiscal year 2010 ending January 31, 2010:

•	Revenue is expected to be in the range of $360.0 million to $380.0 million.

•	GAAP net income per share is expected to be in the range of $0.15 to $0.19.

•	Non-GAAP net income per share is expected to be in the range of $0.56 to $0.60.

For the first quarter fiscal 2010 ending April 30, 2009:

•	Revenue is expected to be in the range of $80.0 million to $82.0 million.

•	GAAP net loss per share is expected to be in the range of $(0.05) to $(0.06).

•	Non-GAAP net income per share is expected to be in the range of $0.03 to $0.04.

A reconciliation of GAAP to non-GAAP targets is provided at the end of this release.

Conference Call

Wind River will hold its quarterly conference call today at 5:00 p.m. ET/2:00 p.m. PT to discuss its fourth quarter financial results, business highlights and outlook. The conference call may be accessed via webcast at http://ir.windriver.com or by calling +1.800.399.5927 in the United States or +1.706.643.3427 internationally.

A replay of the webcast can be accessed via Wind River’s web site at http://ir.windriver.com.

Additionally, an audio replay of the conference call will be available through March 13, 2009 by calling +1.800.642.1687 in the United States or +1.706.645.9291 internationally (conference id required: 47351273).

Use of Non-GAAP Financial Information

This press release includes the following supplemental non-GAAP financial measures: non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. The presentation of this supplemental non-GAAP financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with generally accepted accounting principles. In addition, these measures may be materially different from non-GAAP financial measures used by other companies. Wind River is providing these non-GAAP financial measures because it believes that such measures provide important supplemental information to management and investors about the company’s core operating results, primarily because the non-GAAP measures exclude certain expenses and other amounts that management does not consider to be indicative of the company’s core operating results or business outlook. Wind River management uses these non-GAAP financial measures, in addition to the corresponding GAAP financial measures, in evaluating the company’s operating performance, in planning and forecasting future periods, in making decisions regarding business operations and the allocation of resources, and in comparing the company’s performance against its historical performance. For a description of these non-GAAP financial measures, including the reasons management uses these measures, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the following sections of this release entitled “About Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Net Income per Share Targets.” All non-GAAP financial measures should be read in conjunction with the comparable information presented in accordance with GAAP. Unless specified otherwise in this release, all references to GAAP and non-GAAP net income per share are calculated on a fully-diluted basis.

Forward-Looking Statements

This press release contains forward-looking statements, including those relating to expected revenues and GAAP and non-GAAP net income per share for the three-month period ending April 30, 2009 and the fiscal year ending January 31, 2010, as well as statements made by our CEO about our business. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes” and “estimates,” variations of such words and similar expressions are also intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated herein. Factors that could cause or contribute to such differences include but are not limited to, continuing or worsening weakness in the economy generally or in the technology sector specifically, the ability of our customers to sell products that include the company’s software, the degree of success of our new and current products, the success of our business models and market strategies, our ability to achieve our targeted mix of product and services business, our ability to address rapidly changing technology and markets and to deliver our products on a timely basis, our ability to grow our Linux business, the impact of competitive products and pricing, the success of the company’s strategic relationships, our ability to integrate successfully recent acquisitions and to negotiate, complete and integrate future strategic transactions on favorable terms, the costs of litigation and the impact of other costs and the risk factors detailed in Wind River’s Annual Report on Form 10-K for the fiscal year ended January 31, 2008, its Quarterly Reports on Form 10-Q and other periodic filings with the Securities and Exchange Commission. Wind River undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

About Wind River

Wind River is the global leader in Device Software Optimization (DSO). Wind River enables companies to develop, run and manage device software faster, better, at lower cost and more reliably. Wind River platforms are pre-integrated, fully standardized, enterprise-wide development solutions. They reduce effort, cost and risk and optimize quality and reliability at all phases of the device software development process, from concept to deployed product.

Founded in 1981, Wind River is headquartered in Alameda, California, with operations worldwide. To learn more, visit Wind River at www.windriver.com or call 1-800-872-4977.

Wind River Systems and the Wind River Systems logo are trademarks of Wind River Systems, Inc., and VxWorks and WIND RIVER are registered trademarks of Wind River Systems, Inc. Third party marks and brands are the property of their respective holders.

WIND RIVER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2009	2008	2009	2008
Revenues, net:
Product	$32,745	$27,287	$137,959	$117,211
Subscription	30,433	32,939	127,833	122,878
Service	25,258	24,084	94,000	88,542

Total revenues, net	88,436	84,310	359,792	328,631

Cost of revenues:
Product	621	495	2,759	2,273
Subscription	2,976	4,564	14,758	17,610
Service	15,220	15,820	64,062	58,574
Amortization and impairment of purchased intangibles	577	3,280	2,149	5,176

Total cost of revenues	19,394	24,159	83,728	83,633

Gross profit	69,042	60,151	276,064	244,998

Operating expenses:
Selling and marketing	33,130	33,575	135,616	131,738
Product development and engineering	20,740	20,144	83,888	81,432
General and administrative	8,279	9,347	33,583	37,959
Amortization and impairment of goodwill and other intangibles	12,937	446	13,349	863
Restructuring and other charges	19	327	2,873	969

Total operating expenses	75,105	63,839	269,309	252,961

Income (loss) from operations	(6,063)	(3,688)	6,755	(7,963)
Other income, net	859	2,046	5,910	8,385

Income (loss) before income taxes	(5,204)	(1,642)	12,665	422
Provision for (benefit from) income taxes	(797)	380	1,899	2,780

Net income (loss)	$(4,407)	$(2,022)	$10,766	$(2,358)

Net income (loss) per share:
Basic	$(0.06)	$(0.02)	$0.14	$(0.03)

Diluted	$(0.06)	$(0.02)	$0.13	$(0.03)

Shares used in per share calculation:
Basic	76,347	87,399	79,077	86,483

Diluted	76,347	87,399	79,828	86,483

WIND RIVER SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	January 31, 2009	January 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$78,825	$101,635
Short-term investments	15,815	22,646
Accounts receivable, net	78,335	85,680
Prepaid and other current assets	18,928	18,855

Total current assets	191,903	228,816
Long-term investments	74,499	119,867
Property and equipment, net	78,825	77,981
Goodwill	108,102	114,371
Other intangibles, net	10,866	4,961
Other assets	14,582	17,923

Total assets	$478,777	$563,919

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,066	$9,341
Accrued and other current liabilities	14,566	21,817
Accrued compensation	27,431	24,433
Income taxes payable	85	614
Deferred revenues	114,106	119,886

Total current liabilities	165,254	176,091
Long-term deferred revenues	17,765	14,647
Other long-term liabilities	10,163	7,589

Total liabilities	193,182	198,327

Minority interest	143	—

Stockholders’ equity:
Common stock	92	91
Additional paid-in-capital	893,791	865,565
Treasury stock	(152,406)	(49,802)
Accumulated other comprehensive income (loss)	(8,637)	7,057
Accumulated deficit	(447,388)	(457,319)

Total stockholders’ equity	285,452	365,592

Total liabilities and stockholders’ equity	$478,777	$563,919

WIND RIVER SYSTEMS, INC.

ABOUT NON-GAAP FINANCIAL MEASURES

In addition to the company’s condensed consolidated financial statements prepared in accordance with generally accepted accounting principles, or GAAP, Wind River is providing in this release certain supplemental non-GAAP measures of financial performance. These non-GAAP financial measures include: non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, see the following section of this release entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

The presentation of supplemental non-GAAP financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, these measures may be materially different from non-GAAP financial measures used by other companies.

Wind River is providing these non-GAAP financial measures because it believes that such measures provide important supplemental information to management and investors about the company’s core operating results, primarily because the non-GAAP measures exclude certain expenses and other amounts that management does not consider to be indicative of the company’s core operating results or business outlook. Wind River management uses these non-GAAP financial measures, in addition to the corresponding GAAP financial measures, in evaluating the company’s operating performance, in planning and forecasting future periods, in making decisions regarding business operations and the allocation of resources, and in comparing the company’s performance against its historical performance. Wind River excludes the following items from its non-GAAP financial measures:

Stock-based compensation expense. The company’s non-GAAP financial measures exclude stock-based compensation expense related to the grant of stock options, other related instruments and restricted stock issued in the Interpeak acquisition. While stock-based compensation is a significant expense affecting the company’s results of operations, management excludes stock-based compensation from its budget and operating decision-making processes because it believes that these non-cash expenses do not reflect the company’s ongoing operating results. Since stock-based compensation expense is excluded from non-GAAP financial measures, the company also excludes unamortized stock-based compensation in its computation of non-GAAP dilutive shares, which generally decreases the weighted number of buyback shares under the treasury stock method.

Amortization and impairment of goodwill and purchased and other intangible assets. In accordance with GAAP, Wind River incurs expenses for the amortization and impairment of goodwill and purchased and other intangibles resulting from prior acquisitions. These charges are not factored into management’s evaluation of potential acquisitions, or our performance after completion of acquisitions, because they are not related to our core operating performance. In addition, the frequency and amount of such charges vary significantly based on the size and timing of our acquisitions and the maturities of the businesses being acquired. Excluding this data provides investors with a basis to compare the company against the performance of other companies without this variability.

Costs incurred for stock option review and related litigation. The company’s non-GAAP financial measures exclude costs incurred for its historical stock option review and the related litigation costs. These amounts are excluded because they are not related to the company’s ongoing business operating results.

Other costs. Wind River excludes amounts from non-GAAP financial measures related to restructuring and other charges, employer payroll taxes on stock option exercises, acquisition related expenses and impairments and net losses on investments. The company excludes such costs because management believes that they are not related to the company’s core operating results and because the frequency and variability in the nature and amount of the charges can vary significantly from period to period.

Income tax related to non-GAAP items. In order to present full non-GAAP results, the company adjusts its provision for income taxes to reflect the tax effects of excluding the non-GAAP items noted above. In addition, the company includes the associated tax benefit related to stock option net operating losses and excludes amounts in its non-GAAP financial measures related to the establishment or reversal of income tax valuation allowances as management believes that such amounts are not indicative of the company’s ongoing business operating results and they are not included in budget or planning processes.

All supplemental non-GAAP financial measures should be read in conjunction with the comparable information presented in accordance with generally accepted accounting principles in the United States.

WIND RIVER SYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2009	2008	2009	2008
GAAP gross profit	$69,042	$60,151	$276,064	$244,998
Stock-based compensation (1)	565	622	2,373	2,491
Amortization and impairment of purchased and other intangibles	577	3,280	2,149	5,176
Severance costs	—	18	—	18
Employer payroll taxes on stock option exercises	—	—	57	44
Acquisition related compensation	—	—	317	—
Impairment of prepaid royalties	59	—	59	—

Non-GAAP gross profit	$70,243	$64,071	$281,019	$252,727

GAAP operating income (loss)	$(6,063)	$(3,688)	$6,755	$(7,963)
Stock-based compensation (1)	3,844	5,179	16,471	21,297
Amortization and impairment of goodwill and purchased and other intangibles	13,514	3,726	15,498	6,039
Costs incurred for stock option review and related litigation	—	250	—	1,914
Severance costs	—	154	—	154
Restructuring and other charges	19	327	2,873	969
Employer payroll taxes on stock option exercises	2	3	124	260
Acquisition related compensation	—	—	317	—
Impairment of prepaid royalties	59	—	59	—

Non-GAAP operating income	$11,375	$5,951	$42,097	$22,670

GAAP net income (loss)	$(4,407)	$(2,022)	$10,766	$(2,358)
Stock-based compensation (1)	3,844	5,179	16,471	21,297
Amortization and impairment of goodwill and purchased and other intangibles	13,514	3,726	15,498	6,039
Costs incurred for stock option review and related litigation	—	250	—	1,914
Severance costs	—	154	—	154
Restructuring and other charges	19	327	2,873	969
Employer payroll taxes on stock option exercises	2	3	124	260
Impairments and net losses on investments	585	368	1,389	418
Acquisition related compensation	—	—	317	—
Impairment of prepaid royalties	59	—	59	—
Income tax related to non-GAAP adjustments	(36)	108	(600)	205

Non-GAAP net income	$13,580	$8,093	$46,897	$28,898

GAAP net income (loss) per diluted share	$(0.06)	$(0.02)	$0.13	$(0.03)
Stock-based compensation (1)	0.05	0.06	0.20	0.25
Amortization and impairment of goodwill and purchased and other intangibles	0.17	0.04	0.20	0.07
Costs incurred for stock option review and related litigation	—	—	—	0.02
Severance costs	—	—	—	—
Restructuring and other charges	—	—	0.04	0.01
Employer payroll taxes on stock option exercises	—	—	—	—
Impairments and net losses on investments	0.01	0.01	0.02	0.01
Acquisition related compensation	—	—	—	—
Impairment of prepaid royalties	—	—	—	—
Income tax related to non-GAAP adjustments	—	—	(0.01)	—

Non-GAAP net income per diluted share	$0.17	$0.09	$0.58	$0.33

Shares used in GAAP per diluted share amounts	76,347	87,399	79,828	86,483
Adjustments to diluted shares related to non-GAAP items	1,630	1,197	1,023	1,708

Shares used in non-GAAP per diluted share amounts	77,977	88,596	80,851	88,191

(1) Includes stock-based compensation expense as follows:

Cost of revenues:
Product	$15	$18	$60	$69
Subscription	340	389	1,507	1,551
Service	210	215	806	871

Total cost of revenues	565	622	2,373	2,491

Operating expenses:
Selling and marketing	1,247	1,602	5,478	6,095
Product development and engineering	801	998	3,402	4,236
General and administrative	1,231	1,957	5,218	8,475

Total operating expenses	3,279	4,557	14,098	18,806

Total stock-based compensation expense	$3,844	$5,179	$16,471	$21,297

WIND RIVER SYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) PER SHARE TARGETS

(Unaudited)

	Three Months Ending April 30, 2009
GAAP net loss per diluted share range	$(0.06)	-	$(0.05)
Adjustments:
Stock-based compensation	0.05		0.05
Amortization of purchased and other intangibles	0.02		0.02
Other adjustments (1)	0.02		0.02

Non-GAAP net income per diluted share range	$0.03	-	$0.04

	Twelve Months Ending January 31, 2010

GAAP net income per diluted share range	$0.15	-	$0.19
Adjustments:
Stock-based compensation	0.25		0.25
Amortization of purchased and other intangibles	0.07		0.07
Other adjustments (1)	0.09		0.09

Non-GAAP net income per diluted share range	$0.56	-	$0.60

(1)	Other adjustments include restructuring and other charges, acquisition related expenses, employer payroll taxes on stock option exercises, impairments of investments and the tax effects of excluding the non-GAAP items noted above.

The GAAP and non-GAAP net income per share targets provided above and elsewhere in this press release are estimates. Wind River’s future performance involves risks and uncertainties and the company’s actual results could differ materially from such estimates. Some of the factors that could affect the company’s operating results are set forth under the caption “Forward-Looking Statements” above in this release.